Exhibit 10.25

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of the 28th day of August, 2008, by and between RAFAELLA APPAREL GROUP, INC., a Delaware corporation (the “Company”), and Husein Jafferjee (the “Executive”).

WHEREAS, the Company and the Executive entered into an employment agreement, dated as of January 8, 2008 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive have agreed to amend certain provisions of the Employment Agreement in accordance with the terms of this Amendment in order to clarify the intent of the parties;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the Company and the Executive agree to the following amendment to the Employment Agreement:

1.                                       The effective date of this Amendment shall be the date first written above.

2.                                       The first paragraph of Section 1 of Exhibit A is hereby amended and restated in its entirety as follows:

1.                                       SALE TRANSACTION

For purposes of this Agreement, “Sale Transaction” shall mean:

i.                  a “Change in Control”, as defined in the Employment Agreement; and

ii.               other than in connection with a “Change in Control”, (A) all transactions (determined cumulatively from the Effective Date) by the common or preferred stockholders of the Company on the Effective Date (the “Common Stockholders”) or any affiliates of such Common Stockholders resulting in the sale of common or preferred securities of the Company to one or more Third Parties (as defined in the definition of “Change in Control”) and (B) the sale by the Company of its common securities pursuant to an initial public offering.

3.                                       Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Employment Agreement.

4.                                       Except as expressly amended by this Amendment, all other terms and provisions of the Employment Agreement, including any prior amendments thereto, shall remain unaltered and shall continue in full force and effect.

5.                                       This Amendment may be executed in counterparts, each of which shall be deemed an original and both of which shall constitute one and the same document, with the same effect as if all parties had signed on the same page.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

RAFAELLA APPAREL GROUP, INC.

By:	/s/ Christa Michalaros
Name: Christa Michalaros
Title: Chief Executive Officer

EXECUTIVE

/s/ Husein Jafferjee
Husein Jafferjee